UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under § 240.14a-12

ELECTRAMECCANICA VEHICLES CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 11, 2024, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica”) and Xos, Inc. (“Xos”) announced entry into an arrangement agreement, pursuant to which Xos will acquire all of the issued and outstanding common shares of ElectraMeccanica pursuant to a plan of arrangement under the Business Corporations Act (British Columbia). This Schedule 14A filing consists of a transcript of ElectraMeccanica’s and Xos’ joint investor call held on January 24, 2024.

ElectraMeccanica and Xos Joint Investor Call Transcript

Christen Romero: Thank you, everyone, for joining us today. Joining the call with me today are Xos Chairman and Chief Executive Officer Dakota Semler and ElectraMeccanica CEO Susan Docherty. Earlier this month, Xos and ElectraMeccanica each issued a press release with details of the proposed transaction, and both companies have filed third quarter 2023 financials. Information in those and other filings may be referenced during this call. These documents and additional information can be found on the Investor Relations section of both companies’ websites.

On this call, both management teams will be making forward-looking statements based on current expectations and assumptions which are subject to risks and uncertainties. Actual results could differ materially from our forward-looking statements if any of our key assumptions are incorrect because of factors discussed in our January 11 news release, during this conference call, or in our latest reports and filings with the Securities and Exchange Commission. These documents can be found on our website at investors.xostrucks.com and on the transaction microsite at xosandemv.com.

We do not undertake any duty to update any forward-looking statements. Today’s discussion may also include certain references to non-GAAP financial measures and performance metrics. Please reference the information contained in the company’s third quarter 2023 earnings press release for definitional information and reconciliations of historical non-GAAP measures to the comparable GAAP financial measures. Participants should be cautioned not to put undue reliance on any forward-looking statements. With that, I’ll turn it over to Dakota.

Dakota Semler: Thanks, Christen, and what an exciting day for both ElectraMeccanica and Xos. I’m Dakota Semler, Co-Founder, Chairman and CEO of Xos. I’m with Susan Docherty, the CEO of ElectraMeccanica. We are here today to talk a little bit more about why we’re both genuinely excited about combining our two companies. As I’m certain all of you have seen, we recently announced a proposed combination that will bring our two companies together and I believe will result in a business that has many years of durable, long-term growth ahead. This is a combination that makes sense.

First, and very simply, it will serve to create a business with a stronger balance sheet and provide sufficient working capital for Xos to continue to scale. We believe that upon completion of the transaction, the working capital provided by ElectraMeccanica will give Xos the runway we need to execute against our current business plan. Second, we will be able to accelerate our growth from this position of strength and continue to extend our position as a leader in the commercial EV truck space.

As an OEM right now, we are in the enviable position of having an order book deep enough that we have customers waiting to take delivery of every new vehicle we make. This includes our fourth quarter, where we recently announced delivery of a record 110 units to our fleet customers, which represents 90% year-over-year growth.

Third, we are selling into a market that itself is growing. The demand drivers for Xos benefit from two distinct but favorable tailwinds. The first is a regulatory environment that, on both a state by state and federal basis, broadly seeks to increase EV adoption rates by commercial fleets.

The second is the favorable underlying total cost of ownership economics our electric trucks offer our fleet customers, meaning, regardless of the regulatory environment, over time our EV trucks are the right choice for their bottom line. Stepping back, these three factors in combination create a significant opportunity for our combined company and its shareholders. Working capital, an opportunity to scale into a robust order book, and a set of long-term secular forces that will sustain demand for years suggest the potential for significant value creation.

I believe our investors understand the potential for significant value creation and positive market momentum in our share price and reactions from Xos shareholders since the deal announcement reflect this. All of this coming together at a time where Xos has never been in a better position operationally. Xos investors will recall from our most recent earnings call that we marked an important and rare milestone for an electric vehicle OEM. We are now manufacturing at a scale where our vehicle business is now gross margin positive. I have every confidence that we will continue to expand those margins.

Now, I’m sure we have a good number of ElectraMeccanica shareholders dialing in who may not yet be fully familiar with Xos. Let me take a step back and offer a quick overview of the company I co-founded, what we do, and our ambitions. Like many ElectraMeccanica shareholders, years ago I saw a real opportunity in the electrification of vehicles. I knew from my own experience as a commercial vehicle fleet operator that while there was an obvious electric application for specific commercial use cases, such an opportunity existed, particularly in Class 5 and Class 6 step vans.

These are the medium duty trucks you see every day making last mile pickups and deliveries in fleets like UPS, Penske, or FedEx ground, to name just a few of our customers. In order to capture this market and build a successful business, we first had to overcome a set of sequential barriers to customer adoption.

The first barrier was the truck itself. I knew that it was important that each stakeholder in the truck experience had to value it. This means the drivers who are in them all day long, fleet managers who oversee fleet operations, and fleet purchasing departments who finance and purchase the vehicle.

Starting from a blank slate doesn’t mean it makes sense to reinvent the wheel. We premised our electric step vans on time proven and highly optimized bodywork designs from existing suppliers. Such designs are more efficient to build and maintain. Importantly, they are also familiar to fleet operators.

Basics such as serviceability and parts procurement are much easier to address as a result. Of course, we also employ some of the most sophisticated electrification technology in the market to ensure that Xos trucks are among the most efficient, most reliable vehicles in their category.

The second barrier we overcame was selling beyond the vehicle. Winning business with commercial fleets is as much about providing services as it is about selling vehicles. That’s why you’ll hear us at Xos talk about having a vehicle business and an energy services business.

Our services business means Xos customers can rely on us to help smooth the adoption barriers faced by fleet operators, whether that’s understanding and capturing all the available regulatory incentives, managing charger installations, or building specialized mobile charging stations to ensure rapid vehicle charging is available.

We founded Xos seven years ago on these two foundational principles: that a successful company must be built on a top-tier commercial truck design and unparalleled customer service. Since our first production vehicle rolled off the assembly line in 2020, we have delivered over 600 units to fleet customers that include companies I’m sure you’ll recognize, such as FedEx Ground, UPS, Penske, Cintas, and Loomis.

Beyond sales successes, we’ve continued to operate our business with discipline, continually seeking to manage our burn rate and improve our margins. Xos reported approximately 12% GAAP gross margins in the third quarter of 2023. In doing so, Xos has exhibited its ability to profitably scale manufacturing of commercial electric vehicles in our Tennessee factory, which, at full capacity, is capable of producing up to 5,000 vehicles per year. I’ll turn to Susan shortly so she can provide her perspective.

But for those of you who are just becoming familiar with Xos, I hope you will recognize both the magnitude of the opportunity in front of us as well as the opportune timing. Xos is making and selling electric trucks to a number of the best-known, most demanding fleet operators in the country. We’ve earned their business in light of our world class product and comprehensive service capabilities. We’re growing, increasing both the number of vehicles we make and deliver while simultaneously expanding our margins as we capture efficiencies of scale and improve key processes.

We’re benefiting from a set of regulatory tailwinds designed to spur increased adoption, and we’re benefiting from having what we believe is the best electric step van in the market and incredible service capabilities. Combined with the capital resources ElectraMeccanica brings to the table, and given our current order book, this is a perfect, if not pivotal, time to launch our business into its next phase of growth.

It’s why I’m certain I speak for all of our shareholders when I say I couldn’t be more excited about the proposed transaction. With that said, let me turn to Susan so she can provide you with her thinking and insights. Susan?

Susan Docherty: Thank you, Dakota, and thanks, everyone, for dialing in. I want to take the opportunity to do two things today. First, I want to take a moment to speak to how ElectraMeccanica got to where we are right now. Second, I want to tell you about why I believe a combination with Xos represents a significant long term opportunity for our shareholders.

Dakota and I and our extended teams have been working together for months now to ensure the combination of our two companies would result in a business that was not only highly compatible with ElectraMeccanica’s core values and mission, but specifically gives our shareholders an opportunity to participate in that business at a key inflection point in its own evolution. But first, let’s quickly go back to the process that got us here.

About a month ago in early December, I provided our shareholders with an update on our plans following the difficult but correct decision to walk away from a merger as it became clear that it was not the right fit for us and did not offer the right value potential to our shareholders. In that update, I made it clear that my leadership team and our board all shared a keen sense of urgency to continue to look forward and do the hard work necessary to identify the right opportunity and the right partner for ElectraMeccanica.

In my career, I’ve come to learn that while difficult circumstances may not be welcome, they are excellent opportunities to learn. The process by which we evaluated new opportunities was deeply informed by everything we had previously learned. In particular, we wanted to make sure we were engaged with a business that was already in market with a great vehicle. We wanted to talk to their customers to get a clear sense of how the vehicle was meeting or exceeding expectations.

We wanted a company helmed by actual operators, people who understood not only the products they were building, but their own customers’ needs and how to meet them. We wanted clear evidence that there was a path to profitability, and that operationally, the business was capable of scaling into demand.

Finally, we wanted to find a company that had a legitimate competitive advantage, not only with its product, but in its ability to serve customers in end markets that were themselves on a long-term growth trajectories. That’s a lot to have on our wish list, certainly, and it ruled out a lot of candidates.

But it did leave one. What makes me so excited today is that following months of meetings, diligence and negotiations, I can tell you that I believe we found the right partner in Xos. This leads me to the second point I wanted to make, which is to talk a little bit more about what we see when we look at Xos, its market and its future potential. Dakota has already established himself as an excellent spokesman for Xos.

But if you think about the high bar ElectraMeccanica had established for ourselves when it came to looking at other businesses, I’ll make the following observations. One, Xos is in market today selling a great vehicle.

Xos has already delivered hundreds of their Class 5 and 6 fully electric step vans to commercial vehicle operators that include names you’ll immediately recognize, including FedEx Ground, Penske, and Loomis. These are not only household names, but they are large, stable companies with extremely high expectations for their equipment, especially the vehicles that are their lifeblood.

And Xos has established strong sales momentum. Dakota said earlier that the company had delivered over 600 electric trucks in the last four years, but 215 of those have been delivered in the last two quarters alone, and they have seen sequential increases in deliveries each and every quarter of 2023. Two, even though the customer list speaks for itself, we wanted to hear directly from Xos customers. I can tell you that Xos customers, including everyone from the folks in finance to the drivers themselves, are enthusiastic about the Xos step van.

Whether we’re talking about bottom line results through offering fleet operators a lower total cost of ownership versus various diesel options, maintenance crews appreciating an existing cabin frame they are familiar with, or drivers who appreciate the comfort, quiet and the performance of an electric step van. Everyone loves it. Three, the team that founded and operates Xos know their market and understand their customers.

Both Dakota and his Co-Founder are former fleet owners and operators. They built Xos from the ground up to address the specific issues facing EV adopters they themselves had firsthand knowledge as operators. They knew that building a great electric step van was only part of the equation, and why Xos offers fleet customers not just an incredibly well-designed truck but has built an entire energy solutions business to remove roadblocks, including mobile charging solutions, fixed charging hardware, and turnkey infrastructure solutions.

Fourth, as Xos scales its business in response to customer demand, it is scaling with profitability in mind. Xos is not only building and delivering more vehicles than ever before, the company achieved a significant milestone in the third quarter of 2023. It has delivered positive gross margins. We expect that the company’s gross margins will continue to expand and, over time, see a clear path to profitability. The company is at an inflection point where it can comfortably grow into its existing cost structure and distribute its expenses across an expanding revenue base.

Fifth and finally, Xos is currently the leading U.S. electric truck OEM, capable of providing fleet operators with a Class 5 and 6 step van in the kinds of volume that will be created by a combination of not just regulatory tailwinds, but standalone economics because there’s simply a better, lower cost option for fleets. A lot of companies have test models and prototypes that propose to allow fleet operators to meet increased regulatory requirements to switch to zero emission delivery vehicles.

For example, as of this month, the state of California is mandating any new delivery trucks purchased by fleet operators that deliver in the state buy only electric, or that by 2025, 10% of its total fleet must be electrified. Xos is in a market leading position as one of the few scale manufacturers capable of helping customers meet these regulations by offering an in production electric step van, a single point of contact for charging infrastructure support, and an in-house team that liaises with the state and federal governments to secure rebates.

But even without that kind of regulatory support, Xos makes a vehicle that, over time, is simply economically more efficient for fleets to adopt and put into service. Taken together, we saw Xos a clear competitive advantage. As we entered into initial then more detailed conversations with Dakota and his team, it became clear that Xos was itself at a unique inflection point.

Our shared belief is that the addition of EMV’s cash resources would create the conditions necessary to help a combined company meet any short-term liquidity needs, provide essential working capital, and set the business firmly on the next stage of its journey.

Before I turn the call back over to Dakota, I want to emphasize to our shareholders that I strongly believe that combining these two companies creates a whole that is much stronger than the sum of its parts. Xos is a solid company with a great product in a strong and growing segment of the market, and they have a crystal-clear vision that resonates deeply with EMV’s historic mission to close the last gas station. Xos aims to decarbonize commercial transportation with reliable electric trucks and the tools to adopt them, making zero emission, last mile delivery a reality.

With the addition of our capital, which I believe represents the most effective way to put our balance sheet to work for the benefit of our shareholders, Xos will be in a position to create more value more quickly for all of its stakeholders. For more information, I encourage shareholders to visit our microsite at exosandemv.com for the most updated information regarding this proposed combination.

For complete information about the transaction, shareholders should refer to the definitive proxy statement, which we expect to be filed with the SEC and publicly available in early February. Also, don’t hesitate to reach out to our investor relations Team at ir@emvauto.com. With that said, I want to thank shareholders for your continued support and now turn it back to Dakota.

Dakota Semler: Thanks, Susan. In summary, we are at a positive inflection point. Xos is at the forefront of the industry with proven economics and established customer relationships. We are confident our combination with ElectraMeccanica will provide Xos the capital needed to continue accelerating the growth we achieved in 2023. As new Xos shareholders, you will get to participate in this exciting time, and I look forward to sharing that success with you in the coming quarters.

I’ll now turn it over to Xos’ General Counsel Christen Romero, who will provide certain information related to the proxy statement and where such information should be able to be found. Thank you everyone and have a great day.

Christen Romero: Additional information and where to find it. In connection with the proposed transaction, Xos and ElectraMeccanica intend to file with the U.S. Securities and Exchange Commission, i.e. the SEC, joint preliminary and definitive proxy statements, including management information circulars and other relevant documents relating to the proposed transaction.

Probably after filing the joint definitive proxy statement with the SEC, Xos and ElectraMeccanica will mail the joint definitive proxy statement, including management information circulars and a proxy card, to Xos stockholders and ElectraMeccanica stockholders as of a record date to be established for voting on the matters related to the proposed transaction and any other matters to be voted on at the special meetings of Xos’ stockholders and ElectraMeccanica shareholders, respectively.

Before making any voting decision, investors and security holders are urged to read the joint proxy statements and management information circulars, including any amendments or supplements there too as applicable, and any other documents that Xos and ElectraMeccanica will file with the SEC in connection with the proposed transaction or incorporate by reference in the joint proxy statements and management information circulars, as applicable, when they become available because they will contain important information.

Security holders may obtain free copies of the joint preliminary and definitive proxy statements and management information circulars, including any amendments or supplements thereto and any other relevant documents filed by Xos and ElectraMeccanica with the SEC in connection with the proposed transaction when they become available on the SEC’s website at www.sec.gov. on the Canadian system for electronic document analysis and retrieval plus website at https://www.sedarplus.ca, on Xos’ website at www.exostrucks.com by contacting Xos’ investor relations via email at investors@exostrucks.com on ElectraMeccanica’s website at https://ir.emvauto.com or by contacting ElectraMeccanica’s investor relations via email at ir@emvauto.com as applicable.

++

Additional Information and Where to Find It

In connection with the proposed transaction, Xos and ElectraMeccanica intend to file with the SEC joint preliminary and definitive proxy statements, including management information circulars, and other relevant documents relating to the proposed transaction. Promptly after filing the joint definitive proxy statement with the SEC, Xos and ElectraMeccanica will mail the joint definitive proxy statement, including management information circular, and a proxy card to Xos’ stockholders and ElectraMeccanica’s shareholders as of a record date to be established for voting on the matters related to the proposed transaction and any other matters to be voted on at the special meetings of Xos’ stockholders and ElectraMeccanica’s shareholders, respectively. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENTS AND MANAGEMENT INFORMATION CIRCULARS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AS APPLICABLE, AND ANY OTHER DOCUMENTS THAT XOS AND ELECTRAMECCANICA WILL FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR INCORPORATE BY REFERENCE IN THE JOINT PROXY STATEMENTS AND MANAGEMENT INFORMATION CIRCULARS, AS APPLICABLE, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of the joint preliminary and definitive proxy statements and management information circulars (including any amendments or supplements thereto) and any other relevant documents filed by Xos and ElectraMeccanica with the SEC in connection with the proposed transaction (when they become available) on the SEC’s website at www.sec.gov, on the Canadian System for Electronic Document Analysis and Retrieval+ website at https://www.sedarplus.ca/, on Xos’ website at www.xostrucks.com, by contacting Xos’ investor relations via email at investors@xostrucks.com, on ElectraMeccanica’s website at https://ir.emvauto.com, or by contacting ElectraMeccanica’s Investor Relations via email at IR@emvauto.com, as applicable.

Participants in the Solicitation

Xos and its directors and certain of its executive officers, consisting of Stuart Bernstein, Burt Jordan, Alice K. Jackson, George N. Mattson and Ed Rapp, who are the non-employee members of the board of directors of Xos, Dakota Semler, Chief Executive Officer and a director of Xos, Giordano Sordoni, Chief Operating Officer and a director of Xos, Liana Pogosyan, Vice President of Finance and Acting Chief Financial Officer of Xos, and Christen Romero, General Counsel of Xos, are participants in the solicitation of proxies from the stockholders of Xos in connection with matters related to the proposed transaction and any other matters to be voted on at the special meeting of stockholders of Xos. Information regarding Xos’ directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation-Outstanding Equity Awards at 2022 Fiscal Year-End,” and “Executive Compensation-Director Compensation” contained in Xos’ definitive proxy statement on Schedule 14A for its 2023 annual meeting of the stockholders (the “2023 Xos Proxy Statement”), which was filed with the SEC on April 20, 2023. To the extent that Xos’ directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Xos Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the joint preliminary and definitive proxy statements and management information circulars for Xos’ special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

ElectraMeccanica and its directors and certain of its executive officers, consisting of Luisa Ingargiola, Dietmar Ostermann, Michael Richardson, Steven Sanders, David Shemmans and Joanne Yan, who are the non-employee members of the board of directors of ElectraMeccanica, Susan Docherty, Chief Executive Officer, Interim Chief Operating Officer and a director of ElectraMeccanica, Kim Brink, Chief Revenue Officer of ElectraMeccanica, Michael Bridge, General Counsel and Secretary of ElectraMeccanica, and Stephen Johnston, Chief Financial Officer of ElectraMeccanica, are participants in the solicitation of proxies from the shareholders of ElectraMeccanica in connection with matters related to the proposed transaction and any other matters to be voted on at the special meeting of the shareholders of ElectraMeccanica. Information regarding ElectraMeccanica’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in ElectraMeccanica’s definitive proxy statement on Schedule 14A for its 2023 annual general meeting of shareholders (the “2023 ElectraMeccanica Proxy Statement”), which was filed with the SEC and applicable Canadian securities regulatory authorities on November 22, 2023. To the extent that ElectraMeccanica’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 ElectraMeccanica Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC, including the Form 4s filed with the SEC on March 24, 2023 with respect to Michael Bridge, and on January 5, 2024 with respect to Stephen Johnston. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the joint preliminary and definitive proxy statements and management information circulars for ElectraMeccanica’s special meeting of shareholders and any other relevant materials to be filed with the SEC and applicable Canadian securities regulatory authorities in respect of the proposed transaction when they become available.

These documents are available free of charge from the sources described in the preceding section titled “Additional Information and Where to Find It.”

Non-Solicitation

This communication will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

This communication includes “forward-looking statements” within the meaning of U.S. federal securities laws and applicable Canadian securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions. Forward-looking statements represent current judgments about possible future events, including, but not limited to statements regarding expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs relating to the proposed transaction between ElectraMeccanica and Xos, such as statements regarding the combined operations and prospects of ElectraMeccanica and Xos, the current and projected market, growth opportunities and synergies for the combined company, federal and state regulatory tailwinds, expectations and intentions provided by ElectraMeccanica to Xos, the expected cash balance of ElectraMeccanica at the time of the closing of the proposed transaction, expectations regarding Xos’ ability to leverage ElectraMeccanica’s assets, the expected composition of the management and the board of directors of the combined company, gross margin and future profitability expectations, and the timing and completion of the proposed transaction, including the satisfaction or waiver of all the required conditions thereto. These forward-looking statements are based upon the current beliefs and expectations of the management of ElectraMeccanica and Xos and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to:

•	the ability of the combined company to further penetrate the U.S. market;

•	the total addressable market of Xos’ business;
•	general economic conditions in the markets where Xos operates;
•	the expected timing of any regulatory approvals relating to the proposed transaction, the businesses of ElectraMeccanica and Xos and of the combined company and product launches of such businesses and companies;
•	non-performance of third-party vendors and contractors;
•	risks related to the combined company’s ability to successfully sell its products and the market reception to and performance of its products;
•	ElectraMeccanica’s, Xos’, and the combined company’s compliance with, and changes to, applicable laws and regulations;
•	ElectraMeccanica’s, Xos’, and the combined company’s limited operating history;
•	the combined company’s ability to manage growth;
•	the combined company’s ability to obtain additional financing;
•	the combined company’s ability to expand product offerings;
•	the combined company’s ability to compete with others in its industry;
•	the combined company’s ability to protect its intellectual property;
•	ElectraMeccanica’s, Xos’, and the combined company’s ability to defend against legal proceedings;
•	the combined company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;
•	the combined company’s ability to achieve the expected benefits from the proposed transaction within the expected time frames or at all;
•	the incurrence of unexpected costs, liabilities or delays relating to the proposed transaction;
•	the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of Xos’ stockholders and ElectraMeccanica’s shareholders;
•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive arrangement agreement;
•	the effect of the announcement or pendency of the transaction on the combined company’s business relationships, operating results and business generally; and
•	other economic, business, competitive, and regulatory factors affecting the businesses of the companies generally, including but not limited to those set forth in ElectraMeccanica’s filings with the SEC, including in the “Risk Factors” section of ElectraMeccanica’s Annual Report on Form 10-K filed with the SEC on April 17, 2023, ElectraMeccanica’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2023 and any subsequent SEC filings, and those set forth in Xos’ filings with the SEC, including in the “Risk Factors” section of Xos’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and any subsequent SEC filings. These documents with respect to ElectraMeccanica can be accessed on ElectraMeccanica’s website at https://ir.emvauto.com/filings/sec-filings/default.aspx and these documents with respect to Xos can be accessed on Xos’ web page at https://www.xostrucks.com/investor-overview/ by clicking on the link “SEC Filings.”

Investors are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of ElectraMeccanica, Xos or the combined company. Forward-looking statements speak only as of the date they are made, and ElectraMeccanica, Xos and the combined company undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where they are expressly required to do so by law.